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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 16, 2006

                                 PERRIGO COMPANY
             (Exact name of registrant as specified in its charter)

           MICHIGAN                        0-19725                38-2799573
        (State of other           (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

  515 Eastern Avenue, Allegan, Michigan                             49010
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (269) 673-8451

                                 Not Applicable
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Compensation Committee has authorized awards under the Company's 2003 Long-Term Incentive Plan which consist of three different types of incentives: nonqualified stock options, shares of restricted stock, and restricted stock units. A brief description of the each of these incentives follows.

Nonqualified Stock Options: The nonqualified stock option portion of the award vests based on continued service with the Company. The options have an exercise price equal to grant date fair market value and generally have a term of 10 years, subject to earlier expiration if the recipient terminates employment before the expiration date. The options can be exercised at any time after the vesting date and before the expiration date by giving written notice to the Company, accompanied by payment of the exercise price and applicable tax withholding.

Restricted Shares: A portion of the award consists of restricted shares which vest based on continued service with the Company until a specified vesting date. If the recipient terminates employment prior to the vesting date for any reason other than death, disability or retirement, the restricted shares are forfeited. The restricted shares become fully vested upon a change in control of the Company. During the period the shares are restricted they cannot be transferred, sold, assigned, pledged or otherwise encumbered. However, holders of the restricted shares will have all of the other rights of a stockholder, including the right to vote such shares and the right to receive dividends paid on the restricted shares.

Restricted Stock Units. Each restricted stock unit entitles the holder to a share of Company common stock on the vesting date. The vesting date occurs at the end of the performance period established by the Compensation Committee for the award. The percentage of restricted stock units vesting on the vesting date, if any, is based on the level of attainment of net income growth targets established by the Compensation Committee. If the recipient terminates employment prior to the end of the performance period for any reason other than death, disability or retirement, or the level of performance obtained for the performance period is less than an established threshold, the restricted stock units are forfeited.

All of the material terms and conditions established by the Compensation Committee with respect to the above-described awards are reflected in an agreement ("LTI Agreement") between the Company and eligible employees. A copy of the LTI Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.1 Form of Long-Term Incentive Award Agreement

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PERRIGO COMPANY
                                        (Registrant)


Dated: August 22, 2006                  By: /s/ Todd W. Kingma
                                            ------------------------------------
                                            Todd W. Kingma
                                            Executive Vice President, Secretary
                                            and General Counsel

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                                  EXHIBIT INDEX

Exhibit 10.1 Form of Long-Term Incentive Award Agreement